EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Sales OnLine Direct, Inc. 2001 Non-Qualified Stock Option Plan of our report dated May 7, 2001 with respect to our audit of the financial statements of Sales OnLine Direct, Inc. (a Delaware corporation) included in its Annual Report on Form 10-KSB and Form 10-KSB/A for the fiscal years ended December 31, 2000 and 1999, filed with the Securities and Exchange Commission.




Wolf & Company, P.C.
Boston, MA
August 29, 2001